UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Certain Officers
     On April 1, 2008, Richard J. Havens, Executive Vice President, Sales and Marketing, separated from Medicis Pharmaceutical Corporation (the “Company”). Upon his separation, Mr. Havens was entitled to certain severance and indemnification benefits pursuant to a without cause termination under his employment agreement, dated July 25, 2006, which the Company filed with the Securities and Exchange Commission on July 31, 2006.
     The Company understands that Mr. Havens and the government are in discussions concerning a resolution of his status in the investigation into allegations concerning the Company’s past off-label marketing of Loprox® and Loprox TS®.
     In addition, effective as of April 2, 2008, the Company and Mr. Havens entered into a consulting agreement. Pursuant to the consulting agreement, specific projects will be assigned to Mr. Havens from time to time as determined by the Company. He will be entitled to an hourly fee for his consulting services, and the term of the agreement is one year, subject to the Company’s right to extend the agreement for an additional period of one year. The Company has the right to terminate the agreement upon 24 hours notice to Mr. Havens. The consulting agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
(c) Appointment of Certain Officers
     On March 31, 2008, the Board of Directors of the Company (the “Board”) appointed Mark A. Prygocki to the position of Executive Vice President and Chief Operating Officer of the Company, effective as of April 1, 2008. Mr. Prygocki did not receive an increase in his annual base compensation in connection with his promotion. Prior to this appointment, Mr. Prygocki, age 41, had served as Chief Financial Officer and Treasurer of the Company since May 1995. Since January 2001, Mr. Prygocki has served as Executive Vice President of the Company. Mr. Prygocki served as Corporate Secretary of the Company from May 1995 through July 2006. From October 1991 to May 1995, he served as Controller of the Company. Prior to his employment at the Company, from July 1990 to October 1991, Mr. Prygocki was employed by Citigroup, an investment banking firm, in the regulatory reporting division. Prior to that, Mr. Prygocki spent several years in the audit department of Ernst & Young LLP. Mr. Prygocki is a member of the Financial Executive Institute and is certified by the Arizona State Board of Accountancy and the New York Society of CPAs. Mr. Prygocki serves on the boards of Whispering Hope Ranch Foundation and Visions of Hope, Inc., non-profit organizations that conduct programs for children with special needs.
     On March 31, 2008, the Board appointed Richard D. Peterson, age 40, to the position of Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of April 1, 2008. Mr. Peterson will receive an annualized base salary of $420,000 for 2008, effective as of April 1, 2008. Mr. Peterson also serves as Chief Accounting Officer of the Company. Prior to his appointment as Executive Vice President, Chief Financial Officer and

Treasurer, Mr. Peterson held various finance related positions with the Company since 1995. From February 2007 to April 1, 2008, Mr. Peterson served as Senior Vice President of Finance. From August 2002 to February 2007, he served as Vice President of Finance of the Company. Prior to joining the Company, Mr. Peterson was employed by PriceWaterhouseCoopers as a member of the audit department.
     The Company’s press release, dated April 1, 2008, announcing the foregoing is attached hereto as Exhibit 99.1.
(e) Compensatory Arrangements of Certain Officers.
     On March 28, 2008, the Stock Option and Compensation Committee of the Board (the “Committee”) approved the following compensation arrangements for its executive officers.
     2008 Cash Bonus Performance Program. The Committee approved a cash bonus performance award program under the Company’s 2006 Incentive Award Plan, as amended (the “Plan”), for the Company’s executive officers. The payment of cash bonus awards is contingent upon (i) the Company achieving specified performance objectives pre-established by the Committee and (ii) the individual achieving pre-established individual performance objectives, each for the performance period beginning January 1, 2008 and ending December 31, 2008. The Committee approved a target bonus award for the Company’s chief executive officer equal to 90% of his annualized rate of salary as of the last business day of the performance period and a target bonus award for each of the Company’s executive vice presidents equal to 75% of his annualized rate of salary as of the last business day of the performance period. Bonus payments may range from 0% to 200% of the target bonus amounts. Thus, the maximum bonus award for the chief executive officer is 180% of his annualized rate of salary as of the last business day of the performance period and the maximum bonus award for each executive vice president is 150% of his annualized rate of salary as of the last business day of the performance period; provided, however, that in no event will any executive receive a bonus in excess of $2,000,000.
     Actual bonus opportunities will be based upon the level of attainment of two performance objectives. Performance against each performance objective will account for 50% of the executive’s maximum bonus opportunity. The performance objectives are based on achieving specified levels of net revenue and EBITDA. For purposes of determining whether the performance objectives have been achieved, the Company’s performance will be adjusted to eliminate the following: (i) the impact of all impairment charges recognized by the Company in connection with investments in Revance Therapeutics, Inc., as determined in accordance with Generally Accepted Accounting Principles (“GAAP”) or other accepted accounting interpretations; (ii) the impact of non-budgeted expenses associated with business development transactions and the impact of related ongoing expenses on EBITDA; (iii) the impact of subsequent accounting changes required by GAAP or other governmental agencies; (iv) the impact of any litigation or regulatory settlements; and (v) the impact of all subsequent other charges for restructuring, extraordinary items, discontinued operations, non-recurring items and the cumulative affect of accounting changes required by GAAP.

Net Revenue Payout Scale/Threshold

% of Target Achieved	% of Target Bonus Amount
<70%	0%
70%	50%
75%	75%
80%	80%
85%	90%
90%	95%
100%	100%
103%	110%
106%	115%
109%	120%
112%	125%
115%	130%
>118%	200%
EBITDA Payout Scale/Threshold

% of Target Achieved	% of Target Bonus Amount
<70%	0%
70%	50%
75%	75%
80%	80%
85%	90%
90%	95%
100%	100%
105%	110%
110%	115%
115%	120%
120%	125%
125%	130%
>130%	200%
     No bonus will be payable under the Plan if the Company’s actual performance is less than 70% of the net revenue target, and less than 70% of the EBIDTA target. At 100% of target performance for each target, 100% of target bonus will be payable, presuming the individual performance objectives have been met. The actual cash bonus payable based upon the Company achieving the specified performance objectives will be adjusted downward if the pre-established individual performance objectives are not met. No amounts are payable until the Committee certifies the actual level of achievement of the performance objectives for 2008. In addition, the Committee may, in its discretion, reduce or eliminate the amount otherwise payable pursuant to an executive’s performance award. These awards are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1	Consulting and Services Agreement, dated as of April 2, 2008, between the Company and Richard J. Havens

99.1	Press Release dated April 1, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2008	Medicis Pharmaceutical Corporation
	By:	/s/ Richard D. Peterson
Richard D. Peterson
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Consulting and Services Agreement, dated as of April 2, 2008, between the Company and Richard J. Havens

99.1	Press Release dated April 1, 2008.

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